UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2007 (March 13, 2007)

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

9375 Cheasapeake Street
Suite 203
La Plata, MD 20646
(Address of Principal Executive Offices, including Zip Code)

(301) 609-8460
(Registrant’s Telephone Number, including Area Code)

Pace Health Management Systems, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.03	Material Modification to Rights of Security Holders

Item 8.01	Other Events

Conmed Healthcare Management, Inc. (“Conmed”, formerly known as Pace Health Management Systems, Inc. (“Pace”)) announced that its shareholders had approved a plan of recapitalization (the “Plan”) at a special meeting held March 13, 2007, which became effective as of the close of business on March 14, 2007.

Additionally, beginning on March 15, 2007, Conmed’s common stock began trading on the OTCBB under the symbol “CMHM”. Previously, Pace’s common stock had traded on the OTCBB under the symbol “PCES”.

Plan of Recapitalization

After approval of the Plan by its shareholders, Conmed effected and implemented the following:

•	a reverse split of 1 share for each 20 shares of common stock;
•	a change in name from “Pace Health Management Systems, Inc.” to “Conmed Healthcare Management, Inc.”;
•
conversion of Pace’s existing Series A Preferred Stock into 4,584,196 shares of Conmed common stock (immediately after the 1 for 20 reverse stock split) in exchange for conversion and waiver of remaining accrued and unpaid dividends; and

•	reincorporation in the state of Delaware via a merger into Conmed, which was Pace’s wholly owned subsidiary.

As a result of the Plan, in addition to the Series A Preferred Stock, all outstanding Series B Preferred Stock and Series C Preferred Stock converted into shares of common stock. As a result of the reverse split and the conversion of all the outstanding preferred stock, the total number of Conmed common stock outstanding is approximately 11,800,000. No preferred shares are outstanding.
.
The following table lists the vote of shareholders, by class, with regard to the Plan:

Title	Votes for Plan	Votes against Plan	Abstaining	% of class in favor

Common Stock	4,624,007	11,757	0	55.60%
Series A Preferred Stock	5,334,046	0	0	93.58%
Series B Preferred Stock	12,700	0	0	84.67%
Series C Preferred Stock	7,999	0	0	99.99%

A certificate of merger and articles of merger were filed with the Secretary of State of the States of Delaware and Iowa, respectively, on March 13, 2007, and each became effective as of the close of business on March 14, 2007.

Election of Directors

The following tables list the votes of shareholders with regard to the election of directors:

John Pappajohn

Title	Votes for	Votes against	Abstaining

Common Stock	4,581,764	54,000	0
Series A Preferred Stock	5,334,046	0	0

Richard Turner

Title	Votes for	Votes against	Abstaining

Common Stock	4,581,764	54,000	0
Series A Preferred Stock	5,334,046	0	0

Edward B. Berger

Title	Votes for	Votes against	Abstaining

Common Stock	4,581,764	54,000	0
Series A Preferred Stock	5,334,046	0	0

The Series B Preferred Stock and the Series C Preferred Stock did not vote (in accordance with their respective terms) for the election of directors.

2007 Stock Option Plan

The following table lists the vote of shareholders with regard to the 2007 Stock Option Plan (the “2007 Plan”):

Title	Votes for	Votes against	Abstaining

Common Stock	4,576,564	59,200	0
Series A Preferred Stock	5,334,046	0	0

The Series B Preferred Stock and the Series C Preferred Stock did not vote (in accordance with their respective terms) on the 2007 Plan.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

*2.1	Agreement and Plan of Merger dated February 14, 2007.

3.1	Certificate of Merger (Delaware) filed March 13, 2007.

3.2	Articles of Merger (Iowa) filed March 13, 2007.

3.3	Bylaws.

*10.1	2007 Stock Option Plan.

99.1	Press Release issued by Conmed on March 14, 2007

* Previously filed as an Exhibit to Schedule 14A on February 27, 2007 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.
Date: March 19, 2007	By: /s/ Richard W. Turner
Richard W. Turner,
President and Chief Executive Officer